Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of Bowlero Corp. on Form S-8, of our report dated January 20, 2021, except as to Note 8 as to which the date is March 4, 2021, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audit of the financial statements of Isos Acquisition Corporation as of December 31, 2020 and for the period from December 29, 2020 (inception) through December 31, 2020 appearing in the Prospectus on Form S-1 filed on February 10, 2022. We were dismissed as auditors on December 21, 2021 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Marcum llp

Marcum llp

Houston, TX

March 1, 2022